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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      December 14, 1995
                                                 -----------------------------

                                MBf USA, Inc.
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           (Exact name of registrant as specified in its charter)


       Oklahoma                      0-17458                                    73-1326131
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(State of or other                (Commission                                    (IRS Employer
jurisdiction of                   File Number)                                    Identification
incorporation)                                                                    Number)


500 Park Boulevard, Suite 1260, Itasca, Illinois                60143
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code       (708) 285-9191
                                                   --------------------------


        N/A
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(Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         MBf USA, Inc. (the "Company") announced on December 14, 1995 the launch of Playboy(R) brand condoms in Russia, following its recent receipt of the initial order of $321,000 from its Russian distributor. The Company expects to receive additional orders for the Russian market prior to the beginning of 1996.

         In addition, the Company is also targeting other populous countries, including Indonesia, Japan, and India. To this end, the Company is seeking distribution partners in these countries which could boost condom sales for the Company in 1996.

         The Company, with the approval of The Nasdaq Stock market, announced December 15, 1995 that it would effect its previously announced one-for-ten reverse split of its Common Stock as of the open of trading December 18, 1995. In an earlier release, the date of the reverse split was reported as December 15, 1995.

         As a result of the reverse split, the number of shares of the Company were reduced to approximately 1.6 million Class B Common Shares and approximately 1.25 million Class A Common Shares. Following the reverse split, the shares will trade under the new symbol MBFDC, with a new cusip number 5526 2R206.

         The reverse split satisfies a stipulation of the extension of the Company's temporary exception to The Nasdaq SmallCap Stock Market's listing requirements. In order to satisfy the remaining of such stipulations, the Company's shares must maintain a minimum bid price at or above one dollar ($1) for 10 consecutive trading days following Monday's reverse split.

         If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed on the OTC Bulletin Board.

         The Company announced December 18, 1995 that it has appointed Stephen Tan as its Chief Financial Officer and that Robert J. Simmons, former Executive Vice president of Baxter International, Inc. and Donald Arnwine, former President and CEO of Voluntary Hospitals of America have become Class B Directors of the Company. With the additions of Messrs. Simmons and Arnwine, there are now six Class A Directors and two Class B Directors on the Company's board.

         The Company announced December 21, 1995 that it has reincorporated in the State of Maryland following the approval by the Company's shareholders at the Company's annual meeting held December 18, 1995.

         The Company, formerly incorporated in Oklahoma, was merged into a newly formed, wholly-owned Maryland subsidiary also named MBf USA, Inc. (the "Maryland Sub"), with the Maryland Sub succeeding to all of the Company's business activities. Existing shareholders of the Company became shareholders of the Maryland Sub. The Reincorporation did not result in any change in the business, management, assets, liabilities or net worth of the Company. The Company will continue to maintain its executive offices at the same location it currently occupies.


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EXHIBITS

         99.     ADDITIONAL EXHIBITS.

                 1.       Press Release dated December 14, 1995

                 2.       Press Release dated December 15, 1995

                 3.       Press Release dated December 18, 1995

                 4.       Press Release dated December 21, 1995





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MBf USA, Inc.
                                        (Registrant)



DATE:  December 28, 1995                By:       /s/ Edward J. Marteka
                                                  ------------------------
                                        Name:     Edward J. Marteka
                                        Title:    President


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